Exhibit 99.1

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
March 23, 2020 at 1:30 PM PDT		Nordstrom, Inc.
206-303-6503

	MEDIA CONTACT:	Gigi Ganatra Duff
Nordstrom, Inc.
(206) 303-3030

Nordstrom Provides Additional Update Related to Coronavirus
Taking further actions to strengthen financial flexibility
SEATTLE - March 23, 2020 - Nordstrom, Inc. (NYSE: JWN) today announced several precautionary measures to strengthen its financial position in response to the rapidly changing market uncertainty from the novel coronavirus (COVID-19) pandemic.
“During this time of great uncertainty, we’re making decisions to best position Nordstrom for our employees, customers and shareholders,” said Erik Nordstrom, chief executive officer, Nordstrom, Inc. “We are proactively taking steps to strengthen our financial flexibility to help us navigate through this unprecedented situation.”
Nordstrom exited fiscal 2019 with a healthy balance sheet, including $853 million of cash. With more than 100 years of experience managing through multiple business cycles, Nordstrom is taking the following actions out of an abundance of caution to increase its cash position and preserve financial flexibility:

•
suspending its quarterly cash dividend beginning in the second quarter of fiscal 2020. The Company remains committed to paying dividends over the long-term and will seek to resume payment when appropriate

•	drawing down $800 million on its revolving line of credit

•
in addition to its initial savings plan of $200 to $250 million in fiscal 2020, targeting further reductions of more than $500 million in operating expenses, capital expenditures and working capital. This includes ongoing efforts to realign inventory to sales trends

•	suspending share repurchases
In addition to these actions, the Company continues to actively pursue further options to increase financial flexibility. While there is no immediate need to raise capital at the present time, the Company intends to evaluate accessing the financing markets and will look to raise capital, when and if the Company deems it prudent, to further strengthen its balance sheet.
On March 16, the Company announced the temporary closures of its stores, including Nordstrom full-line and Nordstrom Rack, to do its part in slowing down the spread of COVID-19. Nordstrom continues to serve customers through its online business, which represented one-third of fiscal 2019 sales. Through ongoing actions to stimulate customer demand and clear excess inventory, sales from its online business are helping to partially mitigate the impact from store closures.

ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 380 stores in 40 states, including 116 full-line stores in the United States, Canada and Puerto Rico; 248 Nordstrom Rack stores; three Jeffrey boutiques; two clearance stores; six Trunk Club clubhouses; and five Nordstrom Local service hubs. Additionally, customers are served online through Nordstrom.com, Nordstromrack.com, HauteLook.com and TrunkClub.com. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.
Certain statements in this press release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties that could cause results to be materially different from expectations. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “targets,” “anticipates,” “assumptions,” “plans,” “expects” or “expectations,” “intends,” “estimates,” “forecasts,” “guidance” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address such future events or expectations are forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

# # #